Exhibit 10.36

TERMINATION OF THE

INTELSAT GLOBAL HOLDINGS S.A.

UNALLOCATED BONUS PLAN

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WHEREAS, in connection with the reorganization of Intelsat Global S.A. (f/k/a/ Intelsat Global, Ltd.), a Luxembourg société anonyme (“Intelsat Global”), Intelsat Global Holdings S.A., a Luxembourg société anonyme (“Intelsat”), assumed and accepted the transfer, conveyance and assignment of the Intelsat Global Unallocated Bonus Plan, as amended (collectively with the side letters with each of the individual signatories hereto, the “Plan”), and assumed all obligations, liabilities, rights, title and interest of Intelsat Global with respect to the Plan; and

WHEREAS, in connection with the initial public offering of Intelsat’s common shares (the “IPO”), the Board of Directors of Intelsat (the “Board”) has determined that it is in the best interests of Intelsat and its shareholders to terminate the Plan and to pay Bonuses (as defined in the Plan) under the Plan immediately following the consummation of the IPO;

WHEREAS, the Board wishes to adopt and approve the termination of the Plan pursuant to the terms hereof (this “Termination”), subject to the consummation of the IPO and effective immediately following the payment of the Bonuses as contemplated herein; and

WHEREAS, Participants holding at least 50% of the Common Shares subject to outstanding Awards under the Plan (calculated as of immediately prior to the reclassification of Class A common shares of Intelsat into Common Shares and the reclassification of Class B common shares of Intelsat into Common Shares (such reclassifications, the “Share Collapse”)) wish to approve the termination of the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the promises and covenants set forth herein:

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1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given them in the Plan.

2. Determination of Bonuses. Subject to the consummation of the IPO, each Participant in the Plan shall be entitled to receive, immediately following the consummation of the IPO, a Bonus under the Plan from the Bonus Pool (as defined in the Plan). Notwithstanding anything in the Plan to the contrary, the Bonus Pool will consist of                  Restricted Shares (as defined in the Amended and Restated Intelsat S.A. 2008 Share Incentive Plan (the “2008 Plan”)). The number of Restricted Shares to be granted to each Participant shall be determined by the Company based on the ratio of (a) such Participant’s Individual Weighted Percentage to (b) the Total Weighted Percentage, in accordance with the allocation method set forth in Section 4 of the Plan, with the date of consummation of the IPO being deemed the Measurement Date, and the calculations of a Participant’s Individual Weighted Percentage and the Total Weighted Percentage being made as of immediately prior to the Share Collapse. All awards of Restricted Shares shall be granted under the 2008 Plan pursuant to the form of award agreement attached hereto as Exhibit A.

3. Termination of Plan. Subject to the consummation of the IPO, and immediately following the payment of Bonuses as contemplated herein, the Plan shall immediately terminate and all obligations, liabilities, rights, title and interest associated therewith shall be irrevocably discharged without any further recourse.

4. Miscellaneous.

4.1 Governing Law. This Termination shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

4.2 Severability. In the event that any part or parts of this Termination shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Termination which shall remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the intent thereof.

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I hereby certify that this Termination was adopted by the Board of Directors of Intelsat Global Holdings S.A. on                     , 2013.

Michelle V. Bryan Executive Vice President, General Counsel and Chief Administrative Officer

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So Approved:

David McGlade

Michael McDonnell

Stephen Spengler